EXHIBIT 99.1

Terra Tech Subsidiary, Edible Garden, Signs Distribution Contract with GroRite Garden Centers Increasing Revenue and Production Capabilities

(Irvine, CA) Terra Tech Corp (OTCBB: TRTC), a leader in sustainable agricultural products, is pleased to announce it has signed a distribution deal with New Jersey based GroRite Garden Centers, a greenhouse farming retail superstore. Under the terms of the deal GroRite will be purchasing a majority of their plants for retail sale from Edible Gardens. Forecasting from prior year’s sales Edible Garden anticipates this portion of the contract to be worth close to $500,000 in annual revenue.

In addition, Edible Garden will be converting 35,000 sq ft of existing greenhouse space at GroRite’s Lincoln Park store into a hydroponic lettuce cultivation facility. This facility will produce close to 12,000 heads of hydroponically grown lettuce weekly for sale throughout the northeast as well as in their existing retail store. At full production this facility can generate up to $800,000 in sales to Edible Garden. The company anticipates harvesting their first crop of living lettuce by year-end 2013.

“The beauty of this deal is that we will have commercial production taking place within a retail setting,” said Ken Vande Vrede, COO of Terra Tech. “Consumers will be able to purchase this product at GroRite a few feet away from where it is being grown. What we don’t sell in Lincoln Park will be distributed to local grocers and other specialty retailers within a few hours drive of the facility.”

Terra Tech is working aggressively to expand the Edible Garden brand throughout the US. By partnering with local farmers who grow sustainable produce utilizing hydroponic methods, the company can increase distribution and market penetration quickly. Even though the brand will be national, each region throughout the US will have local farmers who produce and distribute within their local market. The company is currently in talks with urban farmers in multiple locations throughout the US.

“Our model has actually simplified quite a bit. We have no intention of purchasing additional farms, which would dilute shareholders. We will however partner with other urban farmers throughout the US who wish to cultivate under our standards and our brand. Utilizing distribution contracts we will market and sell their locally grown, sustainable produce in their respective markets. Under this structure Terra Tech would see 100% of the revenue stream while earning a healthy distribution fee without the overhead, capital expense and cultivation risk associated with owning multiple farms,” said Derek Peterson CEO of Terra Tech.

For more information about Terra Tech Corp visit: www.terratechcorp.com
Visit us on Facebook @ http://www.facebook.com/terratechcorp
Follow us on Twitter @terratechcorp

For more information about GroRite Garden Center visit: http://www.grorite.com

For more information about NB Plants visit: http://www.eatherbs.com
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms

About Terra Tech
Through its wholly-owned subsidiary GrowOp Technology, Terra Tech Corp. specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. Through their wholly-owned subsidiary Edible Garden Corp. they cultivate hydroponically grown produce and distribute through major retailers throughout the country. Terra Tech Corp. was incorporated in July 2008 in the State of Nevada; its subsidiary GrowOp Technology was founded March 2010, in Oakland, California.

FOR MORE INFORMATION:

Media Contacts:
Lindsay Wiemer
Lindsay@terratechcorp.com
855-447-6967 ext 703

Investor Relations:
Bill Clayton
Independence Financial Ltd.
Toll-Free: (888) 603-2896
Direct: (480) 414-1897
Email: info@terratechcorp.com

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.’s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (iv) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.’s website does not constitute a part of this release.